                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            OASIS RESIDENTIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            OASIS RESIDENTIAL, INC.
                             4041 East Sunset Road
                            Henderson, Nevada 89014

                                   __________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1997


Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Meeting") of OASIS RESIDENTIAL, INC. (the "Company") to be held on Monday, May 12, 1997, at 10:00 o'clock a.m., local time, at Oasis Del Mar, 9225 West Charleston Boulevard, Las Vegas, Nevada, for the following purposes:

         1. To elect three Directors, each to serve until the election and qualification of his successor;

         2. To ratify the selection of Coopers & Lybrand L.L.P. to serve as independent auditors for the Company for the calendar year ending December 31, 1997; and

         3. To transact such other business as may properly come before the Meeting or any adjournment of the Meeting.

         Only stockholders of record at the close of business on April 1, 1997 will be entitled to notice of, and to vote at, the Meeting or any adjournment of the Meeting.

         WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you plan to attend the Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ ALLAN O. HUNTER, JR.

April 10, 1997                                Allan O. Hunter, Jr.
                                              Secretary

                            OASIS RESIDENTIAL, INC.
                             4041 East Sunset Road
                            Henderson, Nevada 89014

                                   __________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1997


         This Proxy Statement is furnished to stockholders of Oasis Residential, Inc. (the "Company), a self-administered and self-managed real estate investment trust ("REIT"), in connection with the solicitation of proxies in the form enclosed with this Proxy Statement for use at the Annual Meeting of Stockholders of the Company to be held on Monday, May 12, 1997, at 10:00 o'clock a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 10, 1997.

         This solicitation is made on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, telecopy or personal interview but will not receive additional compensation for the solicitation activities. The Company has retained the services of D. F. King & Co., for a fee of $4,000, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

         Holders of record of shares of Common Stock of the Company as of the close of business on the record date of April 1, 1997 are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder of record to one vote. At the close of business on April 1, 1997, there were 16,237,646 shares of Common Stock issued and outstanding.

         Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified in the proxies. Where no specification is made on a properly executed and returned proxy, and unless otherwise indicated in this proxy statement, the shares will be voted FOR the election of all nominees for Directors named in the proxy and FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the calendar year ending December 31, 1997. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation or a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

         In order to constitute a quorum for the conducting of business at the Meeting, a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Meeting must be represented in person or by proxy at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         The Company's Annual Report for the calendar year ended December 31, 1996 is being mailed with this Proxy Statement. The principal executive offices of the Company are located at 4041 East Sunset Road, Henderson, Nevada 89014.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of nine Directors. The Company's Directors are divided into three classes and one class of Directors is elected at each annual meeting of stockholders. Each Director holds office for a term of three years and until his or her successor is duly elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of Directors whose terms expire at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The terms of office of three Directors expire in 1997, three Directors expire in 1998 and three Directors expire in 1999.

         Three Directors will be elected at the Meeting and will hold office for terms of three years and, in each case, until their respective successors have been duly elected and qualified. The nominees for election to the three positions of Director to be voted upon at the Meeting are Robert V. Jones, Peter L. Rhein and Robert H. Smith, each of whom is currently serving as a Director with a term expiring at the Meeting. Unless authority to vote for the election of Directors has been specifically withheld, the persons named in the accompanying proxy intend to vote shares represented by properly executed and returned proxies for the election of Messrs. Jones, Rhein and Smith to hold office as Directors for terms of three years each and until their respective successors have been duly elected and qualified. Each nominee has advised the Board of Directors that he is able and willing to serve as a Director.

VOTE

         The three Directors to be elected at the meeting will be elected by a favorable vote of a plurality of the shares of stock represented and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the three nominees named above as Directors. Although it is anticipated that each nominee will be able to serve as a Director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by the Company's Board of Directors. In no event will the proxies be voted for more than three nominees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ROBERT V. JONES, PETER L. RHEIN AND ROBERT H. SMITH AS DIRECTORS.

         PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The firm of Coopers Lybrand L.L.P., the Company's independent auditors for the calendar year ended December 31, 1996, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in the same capacity for the calendar year ending December 31, 1997, subject to ratification by the stockholders. There are no affiliations between the Company and Coopers & Lybrand L.L.P., its partners, associates or employees, other than that relating to its engagement as independent auditors for the Company since 1993. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

VOTE

         The affirmative vote of a majority of the votes cast regarding the proposal is required for its adoption. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. The persons named as proxies in the accompanying form of proxy intend to vote FOR this proposal unless a vote against this proposal or abstention is specifically indicated in the proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CALENDAR YEAR ENDING DECEMBER 31, 1997.

                        BOARD OF DIRECTORS AND OFFICERS

         The executive officers of the Company, nominees for election as Directors of the Company and the other persons whose terms as Directors continue after the Meeting, and their principal occupations for the past five years or more, their ages, their positions and offices with the Company and information as to their terms in office as Directors, are as follows:


                                   First       Term
          Name            Age     Elected    Expires    Position
          ----            ---     -------    -------    --------
 Robert V. Jones           48      1993        1997     Chairman of the Board of Directors and Chief Executive
                                                        Officer

 Scott S. Ingraham         43      1993        1998     President, Chief Operating Officer and Director

 Allan O. Hunter, Jr.      41      1993        1999     Executive Vice President Operations, Secretary and
                                                        Director

 Walter B. Eeds            51      1996        1998     Executive Vice President Development and Investments
                                                        and Director

 John M. Clayton           42      1996                 Senior Vice President Finance, Chief Financial Officer
                                                        and Assistant Secretary

 Gina A. Ellsworth         43      1996                 Vice President Operations

 Marianne K. Aguiar        30      1996                 Vice President, Treasurer and Controller

 Paul M. Buss              33      1996                 Vice President Brand Strategy

 John M. Galvin            64      1993        1999     Director

 Kenny C. Guinn            60      1993        1998     Director

 Edward R. Muller          44      1995        1999     Director

 Peter L. Rhein            55      1993        1997     Director

 Robert H. Smith           61      1993        1997     Director

         Robert V. Jones. Mr. Jones became Chairman of the Board of Directors, President and Chief Executive Officer of the Company in March 1993. Effective June 1, 1994, he resigned as President, while retaining his positions as Chairman of the Board and Chief Executive Officer. He has developed, owned and operated multifamily apartment communities in the Las Vegas market since 1976. In 1984, Mr. Jones formed Robert V. Jones Corp. ("RVJ"), a Nevada corporation which engaged primarily in the development of multifamily apartment communities until 1993, and which now engages in developing and selling single family homes, townhomes and condominiums. Mr. Jones has served as RVJ's President and sole owner since its formation.

         Scott S. Ingraham. Mr. Ingraham serves as President, Chief Operating Officer and a Director of the Company. He became President effective June 1, 1994, and Chief Operating Officer effective March 1, 1996, and served as Chief Financial Officer from March 1993 to March 1996. He also served as Executive Vice President and Secretary of the Company from March 1993 to June 1994 and August 1994, respectively. Mr. Ingraham was employed by RVJ from 1992 to 1993. Prior to his employment with RVJ, he was a Managing Director and partner at Post Oak Partners, a real estate finance/consulting firm founded by Mr. Ingraham and others in 1982. Mr. Ingraham arranged financings for and acted as a financial consultant to Mr. Jones and RVJ from 1984 to 1992.

         Allan O. Hunter, Jr. Mr. Hunter serves as Executive Vice President Operations, Secretary and a Director of the Company. He has served as Executive Vice President since March 1993 and as Secretary since August 1994. He served as Treasurer from March 1993 to June 1994. Mr. Hunter was employed by RVJ from 1992 to 1993. Prior to his employment with RVJ, he was a Managing Director and partner at Post Oak Partners, a real estate finance/consulting firm, where he assisted Mr. Jones and RVJ as a consultant from 1984 through 1992.

         Walter B. Eeds. Mr. Eeds serves as Executive Vice President Development and Investments, a position he has held since November 1, 1994. He also served as a member of the Board of Directors from January 1995 to March 1995. In January 1996, Mr. Eeds was elected to serve a two-year term until 1998 as a Director. From 1978 to 1994, Mr. Eeds was the principal, President and Chief Executive Officer of The Greystone Group, Inc., which developed multifamily apartment communities, and Greystone Asset Management, Inc., which managed multifamily apartment communities.

         John M. Clayton. Mr. Clayton serves as Senior Vice President Finance, Chief Financial Officer and Assistant Secretary of the Company. He became Vice President Finance effective January 1, 1996, Chief Financial Officer effective March 1, 1996, Assistant Secretary in June 1996 and Senior Vice President in July 1996. From 1986 to 1994, Mr. Clayton was Controller of Barratt American, a southern California residential developer and from 1994 to 1995, Mr. Clayton served as Chief Financial Officer of Metalclad, Inc., a company engaged in development in Mexico.

         Gina M. Anastasi. Ms. Anastasi serves as Vice President Operations of the Company, a position she has held since January 1996. From 1993 to 1995, Ms. Anastasi served as Vice President of Prudential California
Realty/International Records. From 1990 to 1995, she was President and co-owner of Contact Development Corporation International.

         Marianne K. Aguiar. Ms. Aguiar serves as Vice President, Controller and Treasurer of the Company. She has served as Vice President since July 1996, as Controller since June 1996, and as Treasurer since June 1996. From November 1995 until May 1996, she was employed by SBT Accounting Systems where from April 1996 to June 1996, she was acting Vice President of Finance and Controller and from November 1995 to April 1996, she served as Assistant Controller. From November 1992 to November 1995, she was employed by Coopers and Lybrand L.L.P. where from July 1994 to November 1995 she served as Audit Manager and from November 1992 to July 1994, she served as Senior Associate. She also was a Financial Accounting Consultant for Wells Fargo Bank from April 1992 to November 1992 and a Senior Associate for Coopers & Lybrand L.L.P. from January 1991 to April 1992.

         Paul M. Buss. Mr. Buss serves as Vice President, Brand Strategy. In this position, he oversees corporate marketing efforts and Human Resources for the Company. He has been with the Company since January 1996. From January 1995 to January 1996, Mr. Buss served as Project Manager of Disney ICE, a subsidiary of The Walt Disney Company. From 1990 until 1995, Mr. Buss was employed by the Disney Development Company, where he served as Manager, Human Resources for commercial, hotel and theme park development projects in Florida, Paris, New York City, Anaheim, and Hong Kong. From 1986 until 1990, Mr. Buss held various recruitment positions within Walt Disney World in Lake Buena Vista, Florida.

         John M. Galvin. Mr. Galvin serves as a Director of the Company. He is currently President of The Galvin Company, which manages private investments and renders business advisory services, and serves as a member of the Board of Directors of Global Marine, Inc., Commercial Intertech, Cuno, Inc. and TMS Technologies, a private company. From 1987 until 1992, he served as Vice Chairman, Chief Financial Officer and a Director of The Irvine Company, a real estate and development company.

         Kenny C. Guinn. Mr. Guinn serves as a Director of the Company. He served as President of the University of Nevada, Las Vegas from May 1994 to May 1995, Chairman of the Board of Directors of Primerit Bank from 1987 to June 1996, and Chairman of the Board of Directors of Southwest Gas Corporation since 1993.

He served as Chief Executive Officer of Southwest Gas Corporation, a company engaged primarily in the business of distributing natural gas, from 1988 to his retirement in 1993. He also serves on the Board of Directors of Boyd Gaming, Inc., Norwest Bank of Nevada, and Del Webb, Inc. He is past Chairman of the Board of Directors of Metropolitan Police Fiscal Office Commission and past Chairman of the Board of Trustees of the University of Nevada, Las Vegas, Foundation.

         Edward R. Muller. Mr. Muller serves as a Director of the Company. Since 1993, he has served as President and Chief Executive Officer of Edison Mission Energy, a subsidiary of Edison International, a company engaged in the development, acquisition, construction management and operation of independent power production facilities. From 1989 to 1992, he was Vice President, Chief Administrative Officer, Secretary and General Counsel of Whittaker Corporation, a corporation engaged in the aerospace business. From 1992 to 1993, he was Vice President, Chief Financial Officer, Secretary and General Counsel of Whittaker Corporation. From 1991 to 1993, he was also Vice President, Secretary and General Counsel of BioWhittaker, Inc., a corporation engaged in the biotechnology business. He is currently a director of Whittaker Corporation and Global Marine Inc.

         Peter L. Rhein. Mr. Rhein serves as a Director of the Company. He has been a General Partner of Sarlot and Rhein, a real estate investment and development partnership, since 1967. From 1970 until May 1984, he was employed by Wells Fargo Realty Advisors where from July 1981 to May 1984 he served as Executive Vice President and from August 1977 to July 1981 he was Senior Vice President -- Finance. He was also Vice President, Treasurer and Chief Financial Officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust, from 1976 until May 1984. He is also a Director of Health Care Property Investors, Inc.

         Robert H. Smith. Mr. Smith serves as a Director of the Company. He has served as Managing Director of Smith & Crowley, Inc., an investment banking firm specializing in California banking, since 1993. From 1991 until April 1992, he served as Chairman of the Board and Chief Executive Officer of Security Pacific Corporation and Chairman of the Board of Security Pacific National Bank. He then served as President and Chief Operating Officer of BankAmerica and a member of its Board of Directors until October 1992. He is currently a Director of SCE Corp., JG Boswell Company, Pinkerton, Inc., Altris Software, Inc. and Marine National Bank.

         Pursuant to the terms of the Company's Articles of Incorporation, the Directors are divided into three classes. The Class I Directors (Messrs. Ingraham, Guinn, and Eeds) hold office for a term expiring at the annual meeting of stockholders in 1998, the Class II Directors (Messrs. Galvin, Hunter, and Muller) hold office for a term expiring at the annual meeting of stockholders in 1999 and the Class III Directors (Messrs. Jones, Rhein and Smith) hold office for a term expiring at the annual meeting of stockholders in 1997. The members of each class will hold office until their successors are duly elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of Directors whose terms expire at the meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held six meetings during the year ended December 31, 1996. For that year, no nominee for Director attended fewer than 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors upon which he served. The Board of Directors has established a standing Audit Committee, Investment Committee, Compensation Committee and Corporate Governance Committee. There is no standing Nominating Committee.

         Audit Committee. Pursuant to the Company's Bylaws, the Audit Committee is comprised of three independent Directors (i. e., Directors who are not employees of the Company). The Audit Committee, currently composed of Messrs. Galvin (Chairman), Guinn and Rhein, makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three times during 1996.

         Investment Committee. Pursuant to the Company's Bylaws, a majority of the members of the Investment Committee are independent Directors. The Investment Committee, currently composed of Messrs. Rhein (Chairman), Jones and Galvin, is authorized to review, evaluate and, within certain parameters, authorize on behalf of the Board of Directors any plans proposed by management for the acquisition and disposition of real property by the Company, any plans proposed by management for the development or major rehabilitation of real property belonging to the Company and the execution of significant contracts and agreements by which the Company is to be bound, including all agreements and contracts related to the borrowing of money or extension of credit to the Company. The Investment Committee met three times during 1996.

         Compensation Committee. All of the members of the Compensation Committee are independent Directors. The Compensation Committee, currently composed of Messrs. Smith (Chairman), Guinn and Muller, determines and reports to the Board of Directors regarding compensation for the Company's executive officers and administers the Company's 1995 Equity Participation Plan. The Compensation Committee met three times in 1996.

         Corporate Governance Committee.   The Corporate Governance Committee,
currently composed of Messrs. Galvin (Chairman), Guinn, Muller, Rhein and Smith, each of whom is an independent Director, considers and reports to the Board of Directors on matters that may arise from time to tome concerning the functioning of the Board of Directors and associated issues of corporate governance. The Corporate Governance Committee met two times during 1996.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information available to the Company with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of the Company's Common Stock and (ii) held individually and as a group by the Directors and Named Executive Officers (as defined on page 9 below) of the Company. Except as noted, all information is as of March 15, 1997.

                                                                                COMMON STOCK
                                                                 -----------------------------------------------
                                                                                           PERCENTAGE OF
                                                                 AMOUNT AND NATURE OF       OUTSTANDING
 NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)     SHARES(2)
 ------------------------                                        -----------------------     ---------
 NAMED EXECUTIVE OFFICERS:
        Robert V. Jones(3) . . . . . . . . . . . . . . . .                1,154,892             7.04%
        Scott S. Ingraham(4) . . . . . . . . . . . . . . .                  228,119             1.39%
        Allan O. Hunter, Jr.(5)  . . . . . . . . . . . . .                  180,319             *
        Walter B. Eeds(6)  . . . . . . . . . . . . . . . .                   59,012             *
        John M. Clayton(7) . . . . . . . . . . . . . . . .                    1,250             *

 DIRECTORS:
        John M. Galvin(8)  . . . . . . . . . . . . . . . .                   15,000             *
        Kenny C. Guinn(8)  . . . . . . . . . . . . . . . .                   11,000             *
        Edward R. Muller(9)  . . . . . . . . . . . . . . .                    3,300             *
        Peter L. Rhein(8)  . . . . . . . . . . . . . . . .                   14,000             *
        Robert H. Smith(8) . . . . . . . . . . . . . . . .                   30,400             *
        Named Executive Officers and
              Directors as a Group                                        1,697,292             10.10%

 5% HOLDERS:
        LaSalle Advisors Limited Partnership and
              ABKB/LaSalle Securities Limited
              Partnership(10)  . . . . . . . . . . . . . .                1,467,026             9.04%

------------------------
*    Less than 1%

(1) Beneficial ownership as of March 15, 1997 includes shares subject to options that are exercisable within 60 days after March 15, 1997.

(2) Percentage of beneficial ownership as of March 15, 1997 for each person includes shares subject to options held by that person that are exercisable within 60 days after March 15, 1997, and is computed as if those shares were outstanding on March 15, 1997.

(3) Includes 776,499 shares held in trust for the benefit of Mr. Jones and of which he is the trustee and 3,000 shares held by minor children of Mr. Jones. Also includes 156,250 shares issuable upon the exercise of currently exercisable options. Business address: Oasis Residential, Inc., 4041 East Sunset Road, Henderson, Nevada 89014.

(4) Includes 750 shares held by minor children of Mr. Ingraham and 150,000 shares issuable upon the exercise of currently exercisable options.

(5) Includes 550 shares held in a trust, of which Mr. Hunter is trustee, for the benefit of family members of Mr. Hunter and 112,500 shares issuable upon the exercise of currently exercisable options.

(6) Includes 37,500 shares issuable upon the exercise of currently exercisable options.

(7) Includes 1,250 shares issuable upon the exercise of currently exercisable options.

(8) Includes 9,000 shares issuable upon the exercise of currently exercisable options.

(9) Includes 3,000 shares issuable upon the exercise of currently exercisable options.

(10) Based upon information set forth in an amended Schedule 13G filed as of February 12, 1997 by LaSalle Advisors Limited Partnership ("LaSalle"), ABKB/LaSalle Securities Limited Partnership ("ABKB LaSalle") and William
     K. Morrill, Jr. and Keith R. Pauley, as employees of LaSalle. Address: 11 South LaSalle Street, Chicago, Illinois 60603. Includes 159,926 shares over which LaSalle and Messrs. Morrill and Pauley exercise shared voting power, 434,626 shares over which LaSalle and Messrs. Morrill and Pauley exercise shared investment power, 373,365 shares over which ABKB/LaSalle and Messrs. Morrill and Pauley exercise shared voting power and 469,150 shares over which ABKB/LaSalle and Messrs. Morrill and Pauley exercise shared investment power.

                           EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth in accordance with the applicable rules of the Securities and Exchange Commission the compensation paid for the fiscal years ended December 31, 1994, 1995 and 1996 with respect to the Company's Chief Executive Officer and each of the four other executive officers of the Company who were the most highly compensated executive officers in 1996 (and whose cash compensation exceeded $100,000 in 1996) (the "Named Executive Officers").


                                                                                             LONG-TERM
                                                           ANNUAL COMPENSATION              COMPENSATION
                                               ------------------------------------------   ------------
                                                                                             SECURITIES
                                                                                             UNDERLYING
                                                                            OTHER ANNUAL    STOCK OPTION     ALL OTHER
                                       YEAR       SALARY        BONUS       COMPENSATION       AWARDS      COMPENSATION
                                       ----       ------        -----       ------------       ------      ------------
 Robert V. Jones,                      1996       $289,837     $      0            0             62,500        $  0
      Chairman of the Board of         1995        262,916      150,000            0            125,000           0
      Directors and Chief Executive    1994        240,000      150,000            0            100,000           0
      Officer

 Scott S. Ingraham,                    1996        213,103            0            0             50,000           0
      President, Chief Operating       1995        204,904      120,000            0            100,000           0
      Officer and Director(1)          1994        154,346      120,000            0            100,000           0

 Allan O. Hunter, Jr.                  1996        164,225            0            0             25,000           0
      Executive Vice President,        1995        157,668       60,000            0             50,000           0
      Operations, Secretary and        1994        126,287       60,000            0             50,000           0
      Director

 Walter B. Eeds,                       1996        165,683            0            0             25,000           0
      Executive Vice President,        1995        132,200       55,000            0             50,000           0
      Director(2)                      1994         39,692            0            0                  0           0

 John M. Clayton,                      1996        123,231       24,000            0              5,000           0
      Vice President, Finance and      1995            --           --           --                 --          --
      Chief Financial Officer          1994            --           --           --                 --          --

--------------------------

(1) Mr. Ingraham was the Chief Financial Officer of the Company during 1995 and is now the Chief Operating Officer, and Mr. Clayton has assumed the position of Chief Financial Officer.

(2) Mr. Eeds commenced employment with the Company on September 1, 1994, and his compensation for the period from September 1, 1994 through December 31, 1994, is based upon an annual salary of $120,000. Compensation excludes 19,512 shares of Common Stock issued to Mr. Eeds on May 8, 1995 pursuant to an October 1994 acquisition agreement between the Company and Mr. Eeds providing for the issuance of the shares under certain circumstances.

         Option Grants in Last Fiscal Year. The following table provides information on options granted to the Named Executive Officers as compensation for performance in 1996.

                             INDIVIDUAL GRANTS(1)
 --------------------------------------------------------------------------
                                            % OF
                                            TOTAL
                                           OPTIONS                                 POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF       GRANTED                                 ASSUMED ANNUAL RATES OF STOCK
                             SHARES          TO                                       PRICE APPRECIATION FOR
                           UNDERLYING     EMPLOYEES   EXERCISE                             OPTION TERM(2)
                            OPTIONS       IN FISCAL     PRICE     EXPIRATION    --------------------------------
            NAME            GRANTED         YEAR      PER SHARE     DATE            5%                 10%
            ----            -------         ----      ---------     ----         --------          ----------
 Robert V. Jones            62,500          34.4       $23.375     01/07         $918,776          $2,328,358
 Scott S. Ingraham          50,000          27.5        23.375     01/07          735,021           1,862,687
 Allan O. Hunter, Jr.       25,000          13.8        23.375     01/07          367,510             931,343
 Walter B. Eeds             25,000          13.8        23.375     01/07          367,510             931,343
 John M. Clayton             5,000           2.8        23.375     01/07           73,502             186,269

__________________________

(1) The options were granted on January 27, 1997 as compensation for performance during 1996, and will vest ratably over four years. Under the terms of the Company's 1995 Equity Participation Plan, the Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment. The option exercise price is equal to the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(2) Assumed annual rates of stock price appreciation are used for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that these appreciation rates will be achieved.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information on option exercises in 1996 by the Named Executive Officers, and the value of the unexercised options held by each Named Executive Officer at December 31, 1996.

                                                                              NUMBER OF
                                                                               SHARES             VALUE OF
                                                                             UNDERLYING          UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                                                             OPTIONS AT          OPTIONS AT
                                                                              12/31/96           12/31/96(1)
                                                                         ------------------  ------------------
                                   NUMBER OF SHARES
                                      ACQUIRED ON                           EXERCISABLE/        EXERCISABLE/
               NAME                    EXERCISE        VALUE REALIZED      UNEXERCISABLE       UNEXERCISABLE
               ----                    --------        --------------      -------------       --------------
 Robert V. Jones . . . . . . . .             0                $ 0     156,250/231,250      $86,719/$60,156
 Scott S. Ingraham . . . . . . .             0                  0     150,000/200,000        84,375/53,125
 Allan O. Hunter . . . . . . . .             0                  0     112,500/112,500        79,688/39,063
 Walter B. Eeds  . . . . . . . .             0                  0       37,500/87,500         4,688/14,063
 John M. Clayton . . . . . . . .             0                  0        1,250/10,000              156/469

__________________________

(1) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1996 of $22.75 per share.

         Compensation of Directors. The Board of Directors pays its independent Directors an annual fee of $15,000, a per meeting fee of $1,000 for each Directors' meeting attended in person and a per meeting fee of $500 for each Directors' meeting attended by telephone. Independent Directors who are members of committees also receive a per meeting fee of $1,000 for each committee meeting attended in person, (unless the relevant committee meeting occurs on the date of a Director's meeting, in which case the committee member receives $500), and a per meeting fee of $500 for each committee meeting attended by telephone. The chairpersons of committees also receive an annual $1,000 chairperson fee. Under the Outside Directors Plan, upon appointment and following each annual meeting of stockholders for a year in which a Director has served a full year, each of the Company's independent Directors then in office will receive an option to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value (as defined in the Outside Directors Plan) of the shares on the date of grant. All options granted to independent Directors vest one year after the date of grant. Pursuant to the terms of the Outside Director Plan, each of the Company's independent Directors appointed in 1993 received options to purchase 3,000 shares of Common Stock upon his appointment. In May of 1995 and 1996, options to purchase 3,000 shares of Common Stock were granted to Messrs. Galvin, Guinn, Rhein and Smith under the Outside Directors Plan, and on August 8, 1995, Mr. Muller was granted an option to purchase 3,000 shares of Common Stock under the Plan upon his appointment as a member of the Board of Directors.

         Employment and Other Contracts. The Company is a party to employment contracts with Messrs. Jones, Ingraham and Hunter effective October 28, 1996, and an employment contract with Walter B. Eeds effective as of January 27, 1997. The contracts provide that Mr. Jones will receive an annual base salary of $300,000, Mr. Ingraham will receive an annual base salary of $220,000, Mr. Hunter will receive an annual base salary of $170,000, and Mr. Eeds will receive an annual base salary of $165,000. Each contract is effective for a term of three years and is automatically extended for an additional year at the expiration of each year of the three year term, unless previously terminated pursuant to its terms.

         Each of the contracts provides that if the executive is terminated without cause or because the executive becomes permanently disabled or dies, or the executive terminates the contract within two years for Mr. Jones, or within one year for Messrs. Ingraham, Hunter and Eeds after the occurrence of a change in control of the Company (as defined in the employment contract), then the Company will pay the executive a severance payment equal to three times the sum of his then current annual base compensation and the highest annual bonus paid during the three preceding fiscal years. The contracts further provide for a gross-up payment to be made to the employee to cover any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. The contracts provide that all stock options will vest immediately as of the date of termination in the event of a termination of employment without cause and the executive will have the right to exercise the vested options during the balance of the option term.

         The contracts also provide that during the one year period following termination of employment (other than termination by the Company without cause), the executive may not engage in the acquisition, development or management of any multifamily apartment properties within the States of Arizona, California, Colorado, Nevada, New Mexico and Utah, with the exception of the ownership of up to one percent of the securities of any publicly traded companies involved in these activities.

         The Company is also a party to an employment contract with John M. Clayton, effective November 29, 1995, under which Mr. Clayton will receive an annual base salary of $120,000. The contract provides that if Mr. Clayton is terminated without cause, the Company will pay him a severance payment equal to one-half of his annual base salary in effect at the time of the termination, but if Mr. Clayton terminates the contract after the occurrence of a change in control of the Company (as defined in the contract), then the Company will pay him a severance payment equal to one-half of his current base salary plus $40,000.

         Under the terms of all of the employment contracts, each executive is eligible for bonuses to be set by the Compensation Committee. The bonuses are limited to 100% of the executive's salary. The key factors considered in determining bonuses will be the Company's achievement of certain performance levels and the executive's contribution to an increase in the Company's funds from operations.

         The employment contracts were entered into to insure the retention of management in accordance with the recommendation of the Compensation Committee, and were approved by the Board of Directors.

         Mr. Eeds, Executive Vice President of the Company, entered into an agreement with the Company in October 1994 providing for the Company's acquisition from Mr. Eeds of certain contractual rights to acquire two properties for development in Colorado. The agreement provides that when development of the two Colorado properties is completed and stabilized, and subject to the properties meeting certain criteria, Mr. Eeds will have the right to receive up to $1 million in Common Stock. Mr. Eeds' employment agreement provides that Mr. Eeds' rights under the agreement will be forfeited in the event that his employment is terminated for cause.

         Compensation Committee lnterlocks and Insider Participation. None of the members of the Compensation Committee are or were employees of the Company and, to the Company's knowledge, there were no interrelationships involving members of the Compensation Committee or other Directors of the Company requiring disclosure in this Proxy Statement.

         Performance Graph. The following graph compares the cumulative total stockholder return on the Company's Common Stock, the National Association of Real Estate Investment Trusts (NAREIT) Equity REIT Total Return Index and the Standard & Poors 500 Stock Index for the period from October 14, 1993 (the date the Company's Common Stock first traded on the New York Stock Exchange) to December 31, 1996. The graph assumes the investment of $100 on October 14, 1993 in the Company's Common Stock and in each index, and that all dividends were reinvested.



                            OASIS RESIDENTIAL, INC.

                            TOTAL RETURN PERFORMANCE






                COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS



         Compensation and benefit practices of the Company are established and governed by the Compensation Committee comprised entirely of independent Directors. The Compensation Committee establishes the general compensation policy of the Company, establishes the compensation of the Chief Executive Officer of the Company, approves the compensation of other key executive officers of the Company and administers the Company's 1995 Equity Participation Plan and any other employee benefit plans which may be established by the Company.

Compensation Philosophy

         The Compensation Committee has determined that the Company's compensation program should reward performance in creating value for stockholders. The Committee's policies focus on attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The compensation program looks both to the short and longer term, balancing compensation to reward past performance with incentives for superior future performance over the longer term. The Committee utilizes base salary, cash bonuses, stock options and other performance based compensation as part of its program, with the goal of compensating its key executive employees at levels competitive within the Company's industry.

Base Salary Program

         The principal objective of the Company's base salary program is to maintain base salaries that are targeted between the 50th and 75th percentile for comparable positions in similar companies within the industry. The Company makes periodic reviews of peer group companies to establish comparisons. In determining salary levels and increases, the Committee considers other factors, including Company performance, individual responsibilities, individual performance, salary history, length of service and external economic factors.

Bonus Compensation Program

         The principal objective of the Company's bonus compensation program is to establish annual incentive targets based on the performance of the Company, most specifically the growth of funds from operations ("FFO") per share. The Committee recommended that no cash bonus be paid for 1996 but recommended that options to purchase 176,500 shares of Common Stock be granted. The recommendations of the Compensation Committee were approved by the Board of Directors.

         For performance year 1997, the bonus compensation program will again be based on growth of FFO per share. The bonus compensation program will also include the grant of stock options.

Long-Term Incentive Program

         The principal objective of the Company's long-term incentive program is to offer opportunities for stock ownership wherein the potential for growth in stock value over time is an incentive to key executives. The principal means of achieving that objective to date has been through the issuance of stock options under stockholder approved plans. Other stock-related incentives may be considered in the future.

CEO Compensation

         The Committee has reviewed the 1996 base salary, stock option incentive compensation and bonus eligibility of Mr. Jones, the Company's Chief Executive Officer, as compared to his individual performance expectations and the industry in general. The Compensation Committee recommended and the Board of Directors approved the grant to Mr. Jones of options to purchase 62,500 shares of the Company's Common Stock under the Company's 1995 Equity Participation Plan at the closing price on January 27, 1997 of $23.375 per share. These options become exercisable in installments of 25% per year over four years commencing January 27, 1998. The Committee concluded that the 1996 base salary, stock option and bonus compensation of Mr. Jones and other key executives were reasonable in amount and consistent with industry practices.


                                                   ROBERT H. SMITH (Chairman)
                                                   KENNY C. GUINN
                                                   EDWARD R. MULLER

         The above report will not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

                                 OTHER MATTERS

         Section 16(a) Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by SEC regulation to furnish the Company with copies of any forms that they file.

         Based solely on the Company's review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the Company for the year ended December 31, 1996, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1996, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock.

         Stockholder's Proposals. Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1998 must be received by the Company, directed to the attention of the Secretary of the Company, no later than December 11, 1997. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the Company's 1998 proxy statement.

         Other Business. As of the date of this Proxy Statement, the Company knows of no other business that will come before the Meeting for action. If any other matter is properly presented for consideration and action at the Meeting, however, the proxies will be voted with respect to those matters in accordance with the best judgment and in the discretion of the proxy holders.

                                              BY ORDER OF THE BOARD OF DIRECTORS





April 10, 1997                                Allan O. Hunter, Jr.
                                              Secretary

PROXY                                                                     PROXY


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            OASIS RESIDENTIAL, INC.

        The undersigned, a stockholder of Oasis Residential, Inc. a Nevada corporation, hereby appoints Peter L. Rhein, Scott S. Ingraham, and each of them (with full power to act without the other), the attorneys and proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Stockholders of said Company to be held at 9225 West Charleston Boulevard, Las Vegas, Nevada on May 12, 1997 at 10:00 A.M. and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to the matters set forth in the Proxy Statement.

        This Proxy will be voted as you specify above, UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ON THE REVERSE SIDE, AND FOR PROPOSAL 2. In the election of directors, and except as otherwise indicated, said proxies shall have discretion and authority to distribute the votes represented by this proxy in such proportions as they shall see fit among the nominees named in the Proxy Statement. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions as they shall see fit among other nominees.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                                                SEE REVERSE
                                                                   SIDE

     Please mark your
[X]  votes as in this
     example

                       FOR
(1) Election of     (except as      WITHHOLD       NOMINEES: Robert V. Jones
    Directors       indicated)      AUTHORITY      Peter L. Rhein and Robert H. Smith
                                                   (to be classified as set forth in
                      [  ]            [  ]         the Proxy Statement).


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------


(2) The ratification of Coopers &           FOR        AGAINST       ABSTAIN
    Lybrand as independent
    accountants for the Company.           [  ]         [  ]           [  ]

(3) Such other matters as may come before the meeting, as to which discretionary authority is granted to said proxies.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 10, 1997.



Signature(s)______________________________________________ Dated: ____________, 1997

NOTE: (Please sign exactly as your name or names appear. If more than one name appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should so indicate when signing.)